HIGHLAND BUSINESS SERVICES, INC.

EMPLOYMENT AGREEMENT

THIS  EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of the first day of June, 2011 (the “Agreement Date”),  and effective as of the First day of June, 2011 (the “Effective Date”) by and between Highland Business Services, Inc., a Nevada public company having its principal place of business at 201 Avenida Fabricante Ste 100, San Clemente, CA 92672 (the “Company”), and Rod Place, an individual currently residing in the City of Stockton, CA (the “Employee”) As used herein, the term “Parties” shall be used to refer to the Employer and Employee jointly.

WHEREAS:

A.           The Employer is in the business of marketing and selling (either directly or through subsidiaries) digital phone services, internet, wireless internet, home security, internet television, satellite television, ip television, momentum motivational conference through various methods of distribution including, but not limited to, and in-house outbound call center, third party call centers, individual distributes making direct sales to consumers (the “Marketing Business”) and recruiting (either directly or through subsidiaries) a sales force to market the above reference products and services (the “Recruiting Business”) (collectively the Marketing and Recruiting Business are referred to as the “Company’s Business”).

B.           Employer desires to employ Employee to perform services as its Chief Operations Officer (COO). Employee is willing to be employed by the Employer, and the Employer is willing to employ Employee on the terms, and subject to the conditions set forth in this Agreement.

C.          Employer desires to be assured of the association and services of Employee and Employer acknowledges that Employee does not have any existing conditions or incapacity which would render his unfit to fulfill his obligations under this Agreement.

D.           In the course of its operations, the Company has developed and will continue to develop Confidential Information and Employee will have access to Company’s Confidential Information. The Company desires the protects its goodwill; its employee, client and vendor relationships; its present and future Confidential Information; to prevent competitors from acquiring or appropriating Company’s Confidential Information; and to protect Company’s competitive advantage in its line of business.

NOW THEREFORE, in consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties hereto acknowledge, Employer and Employee agree as follows:

1.

EMPLOYMENT.   Employer hereby agrees to employ Employee as its COO to render such services and perform such duties as are assigned to Employee from time to time by the Managers and CEO of the Company or other duties as are customarily undertaken by individuals in similar positions in similar companies. In the performance of the Employee’s duties, Employee shall work directly with, and report to the Managers and CEO of the Company. Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

2.

TERM.   For purposes of this Agreement, Employee’s employment with the Company is as-will and “Term” shall commence on the Effective Date and continue until terminated by either party in accordance with Section 6 this Agreement. Either Employee or the Company may terminate this agreement and the employment relationship contemplated hereby for any or no reason, with or without cause, upon written notice to the other party.

3.	COMPENSATION.

3.1

Salary:      Employer shall pay Employee a base annual salary of $120,000 per year gross less taxes as required by law, payable in accordance with Employer’s normal policies but in no event less often than semi-monthly (the “ Salary ”).  Effective 6/1/2011 for each successive year this Agreement is in effect, compensation shall be adjusted by the Board of Directors of Employer. The Board of Directors shall have the right to increase the Salary more often than annually at its sole discretion.

3.2

Stock Option Plan Awards: Employee shall be eligible to participate in Company’s Stock Incentive Plan and shall be granted an option to purchase 100,000 restricted shares of the Company’s Common Stock upon reaching mutually agreed upon personal performance goals.

3.3	Restricted Stock Awards: Employee shall be granted 200,000 shares of restricted stock when goals are met.

3.4	Stock Awards: Employee shall be granted 50,000 shares of unrestricted stock as signing bonus for employment.

4.  EMPLOYEE BENEFITS.  Subject to the requirements of the California Labor Code (as defined in Section 1—29.5), Employer and Employee agree as follows:

4.1

General Benefits:   Employee shall be entitled to receive or participate in all benefit plans and programs of Employer currently existing or hereafter made available to Employees or senior management of Employer, including but not limited to, dental and medical insurance, including coverage for dependents of Employee, pension and profit sharing plans, 401(k) plans, incentive savings plans, stock option plans, group life insurance, salary continuation plans, disability coverage and other fringe benefits.

4.2

Cellular Telephone & Internet: Employer shall provide Employee with a cellular telephone and high speed internet access for use on Employer’s business and Employer shall be responsible for all costs and expenses incurred in connection with the operation and use of such services, including but not limited to, monthly service charges and maintenance; provided, however, that Employer shall not be responsible for costs and expenses incurred for personal use of Employee.

4.3

Assistance:   Employer shall furnish Employee with an Employee office, together with a portable computer and office equipment and such other facilities and services as are deemed by the President of Employer to be suitable for his position and adequate for the performance of his duties and obligations under this Agreement.  Employer shall also provide Employee with the necessary communications and computer gear, and related communications service cost and computer supplies, to support a working remote office.

4.4

Vacation:   Employee shall be entitled during each twelve (12) month period during the Term of this Agreement to a vacation of three (3) weeks during which time Employee’s compensation will be paid in full.  Unused days of vacation will be compensated in accordance with Employer’s policy as established by Employer from time to time.  Employee may take the vacation periods at any time during the year as long as Employee schedules time off as to not create hardship on Employer.  In addition, Employee shall have such other days off as shall be determined by Employer and shall be entitled to paid sick leave and paid holidays in accordance with Employer’s policy.

4.5

Holidays:   Employee shall be eligible for the following paid holidays; New Year’s Day, Memorial Day, the 4th of July, the 24th of July, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, six days for the Christmas Holiday during the last two weeks of December and the Employee’s Birthday.

4.6

Other Leave:   Employee shall be eligible for the following: two (2) paid days off for a death in the Employee’s immediate family (parents, sibling, spouse, child or grandparent); three (3) paid days off for the birth of a child of the Employee; two (2) paid days for a surgery of Employee (subject to the Manager’s discretion).

5.            DUTIES/SERVICE

5.1

Position:   Employee is employed as Chief Operations Officer (“COO”) and shall perform such services and duties as are defined in Addendum A , Job Description, attached hereto, and as are normally associated with such position, subject to the direction and  supervision of Employer and its President.

5.2

Place of Employment:   The place of Employee’s employment and the performance of Employee’s duties will be at Employer’s corporate headquarters or at collocation facilities as agreed upon by Employer and Employee.

5.3

Extent of Services: Employee shall at all times and to the best of his ability perform his duties and obligations under this Agreement in a reasonable manner consistent with the interests of Employer.  Employer shall not materially alter Employee’s title, duties, obligations or responsibilities area without Employee’s prior written consent.

5.3.1 Except as otherwise agreed by Employer and Employee in writing, it is expressly understood and agreed that Employee’s employment is fulltime.  Employee may not be employed by other entities or otherwise perform duties and undertakings on behalf of others or for his own interest that have a material impact on his performance of his obligations under this Agreement unless pre-approved by the Board of Directors.  Employer acknowledges that Employee presently, or may in the future, serve on the Board of Directors of those Companies listed on Addendum B or  other companies and such action shall not be a breach of this section; provided , however , that such other companies either: (a) are listed on Addendum B , attached hereto; or (b) do not compete with Employer or interfere with the performance of Employee’s duties pursuant to this Agreement, as determined in the reasonable judgment of the Board of Directors.  Unless otherwise agreed by Employer and Employee in writing, employment of Employee at less than full time shall not affect the vesting of the Option Shares pursuant to this Agreement.

5.3.2 Additionally, Employer recognizes Employee has, or may have in the future, non-passive equity positions in other companies, which either: (a) are listed on Addendum B attached hereto; or (b) do not compete with Employer in the reasonable judgment of the Board of Directors.  Employer recognizes that such equity positions may occasionally require some limited attention from Employee during normal business hours.  However, Employee agrees that if such time is reasonably considered to materially impact the performance of Employee’s obligations under this Agreement by the Board of Directors, Employee shall be so advised and noticed by Employer and Employee shall be required to make appropriate adjustments to ensure his duties and obligations under this Agreement are fulfilled.

6.	TERMINATION. The Term of this Agreement shall end upon written notice by either party in accordance with the terms of Section 6 of this Agreement.

6.1

BY REASON OF INCAPACITY OR DISABILITY:   If Employee becomes so incapacitated by reason of accident, illness, or other disability that Employee is unable to carry on substantially all of the normal duties and obligations of Employee under this Agreement for a continuous period of one-hundred-eighty (180) days (the “ Incapacity Period ”), this Agreement shall terminate but: (a) Employee shall receive, during the Incapacity Period and for the six (6) month period thereafter (the “ Extended Period ”), Employee’s Salary payable in periodic installments on Employer’s regular paydays, at the rate then in effect, reduced only by the amount of any payment(s) received by Employee pursuant to any disability insurance policy proceeds; and (b) Employee’s Option Shares shall be deemed vested through the Extended Period.   For purposes of the foregoing, Employee’s permanent disability or incapacity shall be determined in accordance with Employer’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by Employee’s Board of Directors in its good faith judgment based upon Employee’s inability to perform normal and reasonable duties and obligations.

6.2

BY REASON OF DEATH:   If Employee dies during the Term of or any renewal term hereof this Agreement, Employer shall: (a) pay to the estate of Employee, through the end of the fiscal year, for a period of six (6) months beginning on the date of death (the “ Extended Period ”), Employee’s Salary payable in periodic installments on Employer’s regular paydays, at the rate then in effect; and (b) Employee’s Option Shares shall be deemed vested through the date of the Extended Period. Other death benefits will be determined in accordance with the terms of Employee’s benefit plans and programs.

6.3

EFFECT OF TERMINATION ON UNUSED VACATION TIME:   Upon the termination of this Agreement for any reason whatsoever, Employee shall also have the right to receive any accrued but unused vacation time, and any benefits vested under the terms of any applicable benefit plans.

7.

CHANGE IN CONTROL: In the event of a Change In Control (as defined below); and notwithstanding the fact that Employee may continue to provide services from and after the Change In Control, Employee shall receive regular compensation for an agreed upon timeframe. (“ Change In Control ” shall mean (1) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of Employer’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction in a transaction approved by the stockholders, or the sale, transfer, or other disposition of more than fifty percent (50%) of the total combined voting power of Employer’s outstanding securities to a person or persons different from the persons holding those securities immediately prior to such transaction; or (2) the sale, transfer or other disposition of all or substantially all of the Employer’s assets in complete liquidation or dissolution of Employer other than in connection with a transaction described above.)

8.

CONFIDENTIAL AND PROPRIETARY INFORMATION:   For purposes of this Agreement, “Confidential Information” means information that is used in the business of the Company and that both individually or in any combination thereof, (i) is proprietary to, about or created by the Company; (ii) gives the Company some competitive business advantages or the opportunity of obtaining  such advantage or the disclosure of which could be detrimental to the interests of the Company; (iii) is designed as Confidential Information by the Company, is known by Employee to be considered confidential by the Company, or from all the relevant circumstances should reasonably be assumed by Employee to be confidential and proprietary to the Company and (iv) is not generally known to personnel not associated with the Company; in all cases whether developed by Company or Employee in the course and scope of his employment or associated with the Company, or by any other employee or independent contractor of the Company and whether or not reduced to writing and whether or not patentable or protected by copyright law. Such Confidential Information include without limitation, the following types of information and other information of a similar nature (whether or not reduced to writing designated as confidential):

8.1

Any and all information disclosed to Employee or known, learned, created or observed as a consequence of his employment or association with the Company regarding or relating in any respect to the Company’s or the Employee’s invention improvements; designed; original works of authorship; derivative works; processes; computer software and related information, including without limitation programs, code, methods or invention embodied therein, as well as data, documentation, and copyrights related thereto databases, trade secrets and know-how technology; ideas; copyrights; planned or proposed trademarks, trade dress, trade names, or service marks; websites; and other intellectual property or proprietary information rights and any and all rights, applications, extensions, and renewals in connection therewith (either proposed, filed, or in preparation for filing);

8.2

Any and all information disclosed to Employee or known, learned, created or observed as a consequence of his employment or association with the Company regarding or relating in any respect to the Company’s business methods and techniques, marketing and/or sales plans or proposals, cost information, financial information, company valuation, pricing materials, non-public price lists, machines, research and development, hardware, manufacture, purchasing, accounting and engineering and/or business communications;

8.3

Internal personnel and financial information of the Company, vendor information (including vendor characteristics, service, prices, lists and agreements), broker information, franchisee owner information, purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting the business of the Company;

8.4

Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques, forecast and forecast assumptions and volumes; and future plans and potential strategies of the Company which have been or are being discussed.;

8.5

 Names of customers, Independent Business Owners, or Franchisees of the Company and their representatives, contracts (including their contents and parties), customer services, and the type, quantity, specification and content of products and services purchased, leased, licensed or received by customers or franchisees of the Company; and

8.6	Confidential and proprietary information provided to the Company by any actual or potential customers, government agency or other third party (including businesses, consultants and other persons).

 Such Confidential information does not include (i) information generally known in the industry in which the Company’s business is conducted, (ii) information acquired by Employee from any third party, or (iii) information independently developed by Employee following the termination of this Agreement; provided however, that in each case, such information was not know as a result of a breach of any confidentiality obligation to the Company.

8.7

Covenants of the Employee: As a consequence of Employee’s Acquisition or anticipates acquisition of Confidential Information, Employee shall occupy a position of trust and confidence with respect to the affairs and business of the Company. As a material term of this Agreement and to protect the goodwill, the Confidential Information and the business of the Company, and in view of the foregoing and of the consideration to be provided to Employee , Employee agrees that it is reasonable and necessary that Employee agree, and Employee hereby does agree that Employee shall not, either during or after Employee’s employment or association with the Company and without the prior consent of the Manager:

8.7.1

ever directly or indirectly, intentionally or unintentionally, reveal, disclose, furnish, make accessible or disseminate any of the Company’s Confidential Information, except only as may be expressly required in performing services for the Company; or

8.7.2

Ever use or exploit any of Company’s Confidential Information for the personal or financial gain or benefit of Employee or of any other individual, firm, corporation or entity or for any other purpose.

9.

NON-DISCLOSURE AND INVENTION AND COPYRIGHT ASSIGNMENT AGREEMENT.   Employee’s employment is subject to the requirement that Employee sign, observe and agree to be bound, both during and after Employee’s employment, by the provisions of Employer’s Non-Disclosure and Invention and Copyright Assignment Agreement, a copy of which is attached hereto as Addendum C.  Employee’s execution of the Non-Disclosure and Invention and Copyright Assignment Agreement is an express condition precedent to Employee’s and Employer’s obligations under this Agreement.   For the purposes of this Paragraph 8, (i) “Employment Invention” means any and all inventions; improvement; designs, original works or authorship; derivative works; processed; computer software and related information, including without limitation programs, code, methods, or inventions embodied therein as well as all data and documentation and copyrights related hereto; databases; trade secrets, know-how; technology; ideas; websites; and/or other intellectual property or proprietary information rights or any part of any of the foregoing, conceived, developed, authored, invented or otherwise created by Employee within the scope of Employee’s employment, on Company’s time, with the aid or assistance or use of any of the Company’s property or equipment , as the result of any services or duties performed by Employee for the Company; and (ii) “Moral Rights” means any rights to claim authorship of any Employment Invention, to object to or prevent the modification of any Employment Invention, or to withdraw from, circulate, or control the publication or distribution of any Employment Invention, and any similar right, existing under any statutory, administrative, judicial or other law, regulation or rule of any country in the world, or under any treaty, convention, agreement, protocol, policy or practice, regardless of whether or not such right is denominated or generally referred to as “moral right “Employee further agrees to execute, deliver and perform, during the Term of Employee’s employment with Employer and thereafter, any other reasonable confidentiality and non-disclosure agreements concerning Employer and any of its affiliates and its business and products, which Employer promulgates for other key employees and Employees.

9.1

Employee hereby irrevocably grants, conveys and assigns to Company all right, title and interest in and to (i) any and all Employment Inventions; (ii) any and all copyrights, trademarks, service marks, patents, patent rights and other intellectual property and proprietary information rights with respect thereto; (iii) any and all modifications, renewals and extensions thereof; (iv) any and all existing and future rights, applications, continuations and registrations with respect thereto; and (v) any and all Moral Rights (in the United States and worldwide) and hereby forever waives and agrees never to assert any and all Moral Rights, or any other rights contrary to this provision, that Employee may have in or with respect to any Employment Invention, even after termination of Employee’s employment with Company for any reason.

9.2

Employee agrees: (i) to promptly and fully inform Company of any Employment Invention and to do so in writing if so requested by Company; (ii) to keep and maintain complete and accurate contemporaneous records of all Employment Inventions; (iii) to assist Company in every way proper to obtain for Company and to enforce patents, copyrights, mask work rights, trade secret rights, and other legal protections for any and all Employee Inventions; and (iv) to acknowledge and deliver promptly to Company (without charge to Company but at the expense of Company) such written instruments and to do such other acts as may be necessary in the opinion of the Company to obtain and maintain letters patent, copyrights and title in any Employment Invention to Company.

10.

COVENANT NOT TO COMPETE:  As a material term of this Agreement and to protect the goodwill, the Confidential Information, and/or the business of the Company, Employee agrees that during the “Covenant Period” (as defined below), Employee shall not, in any geographic area in which the Company conducts business at any time during the duration of Employee’s employment, directly or indirectly, either individually or on behalf of or with any person or entity: (i) compete with or against Company or engage in any aspect of the industry in which the Company operates or otherwise in competition with Company (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services to any person or entity (other than Company or any affiliate of Company) that competes with, or is a competitor of the Company (the “Competing Entity”); (iii) discuss the possibility of employment or other relationship with any Competing Entity; (iv) render or provide any services to or for any Competing Entity; or (v) discuss or otherwise deal with any customer, client or vendor with the Company regarding the extent or nature of the present or future business of any client or vendor with Company. Without limiting the foregoing, Employee shall not during the Covenant Period recruit or attempt to recruit any person in, or within fifty (50) mile radius of any territory in which the Company conducts business or recruits sales or marketing personnel, (collectively, the Recruiting Territory”) to install, market and/or sell any products or services that competes with products or services marketing or sold by the Company.

For purposes of this Agreement, “Covenant Period” means the period beginning on the earlier of the date of Employee’s acceptance of an offer of employment or association with the Company, or the date of this Agreement and continuing for two (2 years after the later of (A) the date of the termination of the Employee’s employment or association with the Company whether Employee retires, resigns, quits, is fired or discharged , or otherwise ceases employment or association with Company or (B) the latest date on which Employee Breaches any of the provisions of this Agreement.

11.

COVENANT NOT TO PROVIDE SERVICES: NON-SOLICITATION:   Employee acknowledges the character of the Company’s business and the substantial amount of time, money and effort that the Company has spent and will spend in recruitment of clients, customers and/or accounts. As a material term of this Agreement and to protect the goodwill, the Confidential Information and the business of the Company, Employee covenants that during the Covenant Period, as defined above, Employee shall not , either individually or on behalf of or with any other person or entity, directly or indirectly (i) provide products or services that are the same as or similar to the business engaged in by Company to any individual or entity that was a current or former customer, client and/or account of Company at the time of Employee’s employment with the Company or during the one (1) year period immediately preceding the termination of Employee’s employment; (ii) solicit or otherwise attempt to sell products or services that are  the same as or similar to the business engaged in by Company to any individual or entity that was a prospective customer, client and/or account of Company whose business Employee solicited as a representative of or on behalf of Company within the six (6) month period immediately preceding the termination of Employee’ employment or association with Company, or whose identity Employee learned of as a consequence of his employment or association with Company; (iv) solicit or otherwise deal with any customers, client, vendors, and/or accounts oc Company in any manner designed to (or that reasonably could) divert business from Company; and/or (v) solicit or otherwise induce any employee of the Company to terminate his or her employment with Company.

12.

RIGHTS OF OTHER PERSONS: Employee shall not disclose to Company, or use in the performance of his work or responsibilities for Company, any proprietary or confidential information , any trade secret or any other intellectual property of (a) Employee, (b) any former employer of Employee, or (c) any other individual or entity , unless Company has received written authorization from Employee or such former employer or other individual or entity and Company has instructed Employee in writing to do so. The provisions of this section are not intended to create any rights as an intended third-party beneficiary for any third party.

13.

RETURN OF EMPLOYER PROPERTY: Employee agrees that upon any termination of his employment, Employee shall return to Employer within a reasonable time not to exceed two (2) weeks, and shall have not right to use:

13.1

Confidential Information or any documents, drawings, reports, correspondence, records, procedures, books, manual, notebooks, files, data, forms, materials, supplies, computer disks or other computer-stored information, computer programs, materials, and/or other documentation (and copies thereof) regarding or relating to Confidential Information in Employees’ possession, custody or control, irrespective of whether such information and documentation was prepared or compiled by Employee, Company or Company’s other employees or independent contractors. Employee agrees that Employee will not retain any copies of any of the above-described items or information.; or

13.2

All equipment and tangible personal property entrusted to Employee by Company. Employee acknowledges that all such information, documentation, equipment and tangible personal property described above is and shall remain the sole and exclusive property of the Company.

14.	RELATIONSHIP OF PARTIES: The Parties intend that this Agreement create an at-will employee-employer relationship between the Parties.

15.

NOTICES:   All notices, required and demands and other communications hereunder must be in writing and shall be deemed to have been duly given when personally delivered or when placed in the United States Mail and forwarded by Registered or Certified Mail, Return Receipt Requested, postage prepaid, or when forwarded via reputable overnight carrier, addressed to the party to whom such notices is being given at the following address:

As to Employer:

Highland Business Services, Inc.

201 Avenida Fabricante Ste 100

San Clemente, CA 92672

Attn: C.E.O.

As to Employee:

Rod Place

5650 Saint Andrews Drive

Stockton, CA 95219

Address Change: Any party may change the address(es) at which notices to it or him, as the case may be, are to be sent by giving the notice of such change to the other Parties in accordance with this Section 11 .

16.   MISCELLANEOUS:

16.1

Entire Agreement.   This Agreement and the Addendums hereto contain the entire agreement of the Parties.  This Agreement may not be altered, amended or modified except in writing duly executed by both of the Parties. By execution of this Agreement by Employee, Employee acknowledges that the Employee Employment Agreement between Employee and Elevate Marketing Group, LLC dated September 1 , 2008 is hereby terminated.

16.2

Assignment.   Employee may not assign this Agreement or its duties and obligations hereunder, to any individual or entity. Company may assign this Agreement and obligations and duties hereunder to any purchaser of the Company.

16.3

Binding.   This Agreement shall be binding upon and inure to the benefit of the Parties, their personal representative, successors and assigns and in the event of any subsequent merger, consolidation, or similar transaction by Employer, all rights of Employee shall continue and remain enforceable, at Employee’s election against any said successor or assign.

16.4	No Waiver. The waiver of the breach of any covenant or condition herein shall in no way operate as a continuing or permanent waiver of the same or similar covenant or condition.

16.5

Severability.   If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way.  The Parties hereto agree to replace any invalid provision with a valid provision which most closely approximates the intent of the invalid provision.

16.6

Reformation   The Company intends to restrict Employee under this Agreement only to the extent necessary to protect Company’s legitimate business interests. The Company and Employee agree that the scope, duration and geographic area provisions hereof are reasonable. In the event a court of competent jurisdiction concludes that any provision of this agreement is too restrictive, such provision(s) shall nevertheless be valid and enforceable to the fullest extent permitted by such court, and such provision(s) shall be reformed to the maximum scope, time or geographic limitations determined appropriate by such court. If a court of competent jurisdiction determines that any portion of this Agreement is invalid or unenforceable, such determination shall not affect the validity and enforceability of the remaining portions of the agreement.

16.7	Interpretation. This Agreement shall not be construed more strongly against any party hereto regardless of which party may have been more responsible for the preparation of Agreement.

16.8

Governing Law Employee Acknowledges and agrees that, regardless of any location in which Employee resides during the term of this Agreement, Employee’s employment with and relationship to the Company takes place in California and this Agreement and all terms and provisions herein shall be interpreted and construed and enforced in accordance with the laws of the State of California, without giving effect to any conflict of laws provisions and each party expressly submits to the exclusive, personal jurisdiction of the federal and state courts situated in San Clemente, California

16.9	Arbitration.

16.9.1   Any dispute or claim arising to or in any way related to this Agreement shall be settled by binding arbitration in San Clemente, California but any dispute or controversy arising out of or interpreting this Agreement shall be settled in accordance with the laws of the State of California as if this Agreement were executed and all actions were performed hereunder within the State of California.  All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA").  AAA shall designate an arbitrator from an approved list of arbitrators following both Parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party.  Each party shall pay its own expenses associated with such arbitration and except for Employer’s obligations under the Securities Exchange Act of 1934, the Parties agree to keep all such matters confidential.  A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.  The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the Parties included in the arbitration.  The decision of the arbitrator shall be binding upon the Parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

16.9.2 The only claims or disputes excluded from binding arbitration under this Agreement are the following: any claim by Employee for workers’ compensation benefits or for benefits under an Employer plan that provides its own arbitration procedure; and any claim by either party for equitable relief, including but not limited to, a temporary restraining order, preliminary injunction or permanent injunction against the other party.

16.9.3  This agreement to submit all Covered Claims to binding arbitration in no way alters the exclusivity of Employee’s remedy in the event of any termination without Cause or the exclusivity of

Employee’s remedy in the event of any termination with Cause, and does not require Employer to provide Employee with any type of progressive discipline.

16.9.4   Titles.   Titles to the sections of this Agreement are solely for the convenience of the Parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

16.9.5  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but together which shall constitute one and the same instrument.

 16.9.6  Exhibits .  The Exhibits attached hereto, are an integral part of this Agreement are incorporated by reference herein.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

Employer: HIGHLAND BUSINESS SERVICES, INC. a Nevada corporation

By: /S/ Wright W. Thurston

(signature)

Wright W. Thurston

President

Employee:

By: /S/ Rod Place

(signature)

Rod Place

COO

ADDENDUM A

Job Description for Benjamin Ward

Job Title:

Chief Operations Officer

Department:

Operations

Reports To:

President/ Chief Employee Officer

SUMMARY

ESSENTIAL DUTIES AND RESPONSIBILITIES include the following

 Other duties may be assigned.

ADDENDUM B

Approved Non-Highland Business Services, Inc.

Business Activity Exemptions

Description of Business Activity

Any charitable work for a recognized 501(c)3 charitable cause

Any position or work performed in furtherance of the reasonable aims of any religious organization to which the Employee is associated.

Any part-time work that will not materially interfere with the conduct of completion of the Employee’s duties and responsibilities to Highland Business Services.

Any work, function or position that, in the sole discretion of the President or CEO, is approved hereunder.

Schedule 1
to Addendum C

Copyrighted And Copyrightable Work Exempt From
This Employee Nondisclosure And Invention
And Copyright Assignment Agreement

Description of Work

Employee’s Signature  Employer’s Signature

None

Schedule 2
to Addendum D

Unpatented But Potentially Patentable
Ideas And Inventions
Conceived Prior To Employment With Employer

Description of Ideas & Inventions

Employee’s Signature  Employer’s Signature

None